DUNE
                                     ENERGY
                                     [LOGO]

                                                Company Contact: Alan Gaines
                                                Chairman & CEO
                                                (713) 888-0895
                                                       -or-
                                                Ron Stabiner
                                                The Wall Street Group, Inc.
                                                (212) 888-4848

FOR IMMEDIATE RELEASE:

                 DUNE ENERGY TO ACQUIRE BARNETT SHALE PROPERTIES
                          FOR APPROXIMATELY $50 MILLION

HOUSTON, Texas, March 3, 2005 -- Dune Energy, Inc. ("Dune" or the "Company") (OTC BB: DENG) announced today that it has signed a Letter of Intent to acquire producing and non-producing natural gas properties from multiple related non-public entities in a privately negotiated transaction. Dune expects the purchase price could approximate or exceed $50 million. Subject to the execution of definitive agreements, it is contemplated that the transaction will close during the second quarter of 2005. Independent engineering firm DeGolyer & MacNaughton has evaluated the proved reserves associated with the properties to be acquired in the transaction.

The properties to be purchased are located in Denton and Wise counties, in the heart of the prolific Barnett Shale in the North Texas Fort Worth Basin. The properties provide Dune with significant production, and high impact, low risk extensional drilling opportunities, and establishes a third core producing area for the Company.

Alan Gaines, Chairman and CEO of Dune, stated, "This is a watershed event for Dune. This highly accretive acquisition will greatly expand both our production and inventory of drilling locations. We will continue our efforts to identify additional opportunities for growth, as well as focus on organic growth relating to our existing Welder Ranch and Pearsall projects."

Dr. Amiel David, President and Chief Operating Officer, commented, "The production and drilling activity in the Barnett Shale will balance our present exploration and development efforts, and extend our operating reach well beyond South Texas."

Dune intends to finance the acquisition through a combination of cash, debt and equity. The Company anticipates utilizing derivatives in the form of swaps or costless collars covering a portion of projected production from proved developed reserves for the coming two to three years.

Houston, Texas based Sanders Morris Harris Inc. is acting as financial advisor/investment banker to the Company for this transaction.

                                     (MORE)

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SAFE HARBOR PROVISION

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.'s projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune's Annual report on Form 10-KSB filed with the U.S. Securities and Exchange Commission.